Exhibit 5.6

[LETTERHEAD OF SANDERS, RANCK & SKILLING , P.C.]

May 20, 2016

Lakeland Hospital Acquisition, LLC

Cartersville Center, Inc.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Georgia counsel to Cartersville Center, Inc., a Georgia corporation and Lakeland Hospital Acquisition, LLC a Georgia limited liability company (collectively, the “Georgia Guarantors”) . We are issuing this opinion letter in our capacity as special Georgia counsel to the Georgia Guarantors, in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $390,000,000 of the Company’s 6.500 % Senior Notes due 2024 (the “Notes”) (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2016, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Georgia Guarantors (the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of May 20, 2016 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Georgia Guarantors, (ii) resolutions of the boards of directors of the Georgia Guarantors with respect to the issuance of the Guarantees, (iii) the Indenture, (iv) the Registration Statement and (v) the Registration Rights Agreement, dated as of February 16, 2016, by and among the Company, the Georgia Guarantors, the other guarantors party thereto and Jefferies & Company, Inc., as initial purchaser (the “Registration Rights Agreement” and collectively with the Indenture, Guarantee, and Registration Statement, the “Securities Documents”).

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other

May 20, 2016

than the Georgia Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Georgia Guarantors. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Georgia Guarantors.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Company and the Georgia Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	The Georgia Guarantors haves been duly formed and are validly existing and in good standing under the laws of Georgia.

2.	The Georgia Guarantors have the corporate power and authority to enter into and perform their obligations under the Security Documents, including the Indenture and the Guarantees.

3.	The Georgia Guarantors have duly authorized, executed and delivered the Security Documents and have duly authorized the Guarantees.

4.	The execution and delivery of the Security Documents and the Guarantees by the Georgia Guarantors and the performance by the Georgia Guarantors of their obligations thereunder (including with respect to the Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Georgia Guarantors or (ii) any statute or governmental rule or regulation of the State of Georgia.

May 20, 2016

5.	No consent, approval, authorization or order of any State of Georgia court or governmental authority of the State of Georgia is required in connection with the execution and delivery of the Security Documents or is required for the issuance by the Georgia Guarantors of the Guarantees.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any law except the laws of the State of Georgia and the Georgia case law decided thereunder and (ii) the “Blue Sky” laws and regulations of Georgia.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of Georgia be changed by legislative action, judicial decision or otherwise.

We note that, to the extent that any Security Documents or any other documents we reviewed in connection with this opinion requires any Georgia Guarantor to pay any other person’s attorney’s fees, such provisions may be subject to compliance with any prior notice requirements or may be subject to any dollar or other limitations on collectible attorney’s fees that may be imposed under any applicable law. We also express no opinion herein as to the legality, validity, binding effect or enforceability of any indemnification provisions or waivers of rights to jury trial in the Security Documents or any other documents to the extent that the enforcement thereof would contravene public policy.

We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) federal and state “blue-sky” securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws; (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (vi) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vii) federal and state environmental laws; (viii) federal and state land use and subdivision laws; (ix) federal and state tax laws; (x) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (xi) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws; (xii) federal and state racketeering laws, e.g., RICO; (xiii) federal and state health and safety laws, e.g., OSHA; (xiv) federal and state laws concerning aviation; (xv) federal and state laws concerning public utilities; (xvi) federal and state labor laws; (xvii) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, and (C) criminal and civil forfeiture laws; and (xviii) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

We are qualified to practice law in the State and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State and the Federal law of the United States.

May 20, 2016

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ JANNEY E. SANDERS